AMENDMENT TO

EXPENSE LIMITATION AGREEMENTS

(the “Agreements”)

Between

Each of the T. Rowe Price Funds (collectively “the Funds”)

set forth on Schedule A hereto, severally and not jointly

and

T. ROWE PRICE ASSOCIATES, INC.

 This is an Amendment (the “Amendment”) to each of the Agreements, made as of the 1st day of October, 2019, by and between each of the Funds, separately and not jointly, and T. ROWE PRICE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Maryland (hereinafter called the “Manager”).

W I T N E S S E T H:

 WHEREAS, each Fund has entered into a separate Agreement with the Manager;

 WHEREAS, the Funds’ Boards of Directors, including a majority of the directors who are not interested persons of the Funds, have approved, effective October 1, 2019, to the amend the Agreements, and have determined that such actions would be in the best interest of the Funds and their shareholders;

 WHEREAS, the Funds and the Manager desire to continue each Agreement on the same terms and conditions other than as described below;

 NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

 1. The “Fundwide Expenses” paragraph of each Agreement is amended to read as follows:

  [reserved]

 2. All other terms and conditions of each Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

Each of the Funds set forth on Schedule A hereto, severally and not jointly	T. ROWE PRICE ASSOCIATES, INC.
/s/Darrell N. Braman By:_______________________________________________ Darrell N. Braman, Vice President	/s/David Oestreicher By:______________________________________________ David Oestreicher, Vice President

Schedule A

T. Rowe Price Global Multi-Sector Bond Fund

T. Rowe Price High Yield Fund, Inc.

on behalf of its separate series

T. Rowe Price U.S. High Yield Fund

T. Rowe Price Index Trust, Inc.

on behalf of its separate series

T. Rowe Price Equity Index 500 Fund

T. Rowe Price Inflation Protected Bond Fund, Inc.

T. Rowe Price International Funds, Inc.

on behalf of its separate series

T. Rowe Price International Bond Fund

T. Rowe Price International Bond Fund (USD Hedged)

T. Rowe Price Limited Duration Inflation Focused Bond Fund, Inc.

T. Rowe Price Quantitative Management Funds, Inc.

on behalf of its separate series

T. Rowe Price QM U.S. Small-Cap Growth Equity Fund

T. Rowe Price Retirement Date Funds

on behalf of its separate series and classes

T. Rowe Price Target 2005 Fund

T. Rowe Price Target 2010 Fund

T. Rowe Price Target 2015 Fund

T. Rowe Price Target 2020 Fund

T. Rowe Price Target 2025 Fund

T. Rowe Price Target 2030 Fund

T. Rowe Price Target 2035 Fund

T. Rowe Price Target 2040 Fund

T. Rowe Price Target 2045 Fund

T. Rowe Price Target 2050 Fund

T. Rowe Price Target 2055 Fund

T. Rowe Price Target 2060 Fund

T. Rowe Price Target 2005 Fund—I Class

T. Rowe Price Target 2010 Fund—I Class

T. Rowe Price Target 2015 Fund—I Class

T. Rowe Price Target 2020 Fund—I Class

T. Rowe Price Target 2025 Fund—I Class

T. Rowe Price Target 2030 Fund—I Class

T. Rowe Price Target 2035 Fund—I Class

T. Rowe Price Target 2040 Fund—I Class

T. Rowe Price Target 2045 Fund—I Class

T. Rowe Price Target 2050 Fund—I Class

T. Rowe Price Target 2055 Fund—I Class

T. Rowe Price Target 2060 Fund—I Class

T. Rowe Price Summit Municipal Funds, Inc.

on behalf of its separate series

T. Rowe Price Summit Municipal Income Fund

T. Rowe Price Summit Municipal Intermediate Fund